UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2018

MoSys, Inc.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2309 Bering Drive

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 23, 2018, the Company received a deficiency notification letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market (“Nasdaq”).  Previously, on August 13, 2018, the Staff provided notification that the Company: (i) was not in compliance with the independent director and audit committee composition requirements, as set forth in Listing Rules 5605(b)(1) and 5605(c)(2), respectively, and (ii) would be provided a cure period to comply. However, the August 23, 2018 notification letter provided notice that due to the resignation of Stephen Domenik from the Company’s board of directors effective August 20, 2018, the Company is no longer eligible for the cure period described in the Staff’s August 13, 2018 notification letter. The Company has 45 calendar days to submit a plan to regain compliance. The Company is working on its compliance plan for submission prior to the expiration of the 45-day deadline. If the Company’s plan is accepted, the Staff can grant an extension of up to 180 calendar days from the date of the letter to evidence compliance.  If the Staff does not accept the Company’s plan, the Company will have the opportunity to appeal that decision before a Nasdaq Hearings Panel (“Panel”).

The letter also provided notification that the Company no longer complies with Nasdaq’s compensation committee requirement, as set forth in Listing Rule 5605(d)(2). Nasdaq Listing Rule 5605(d)(2) requires a listed company to have a compensation committee comprised of at least two independent members.  As a result of Mr. Domenik’s resignation, the number of independent directors on the Company’s compensation committee was reduced from two to one.  The letter states that the Company will be provided: (i) until the earlier of the Company’s next annual shareholders’ meeting or August 20, 2019 or (ii) if the next annual shareholders’ meeting is held before February 19, 2019, then the Company must evidence compliance no later than February 19, 2019. If the Company does not regain compliance during this period, then the Staff will provide notice that the Company’s securities will be subject to delisting. At such time, the Company may appeal the delisting determination to a Panel. The Company would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal a subsequent delisting determination by the Staff to the Panel, that such appeal would be successful.

These notifications have no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on The Nasdaq Capital Market under the symbol “MOSY.”

Item 8.01Other Events.

Director Resignation

Effective as of August 20, 2018, Stephen Domenik resigned from his position as a member of the board of directors of the Company and from all committees of the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer

Date: August 29, 2018